                               SPACE SHARING AGREEMENT


  This Space Sharing Agreement (the "Agreement") is made as of the 6th day of January, 1999 by and among Pomeroy Computer Resources, Inc., a Delaware corporation ("PCR"), Global Combined Technologies, Inc., an Oklahoma corporation ("Global"), Pomeroy Computer Resources, of South Carolina, Inc., a South Carolina corporation ("PCRSC"), and Pomeroy Select Integration Solutions, Inc., a Delaware corporation ("PSIS").

                                       RECITALS

  A. PCR is a party to a lease agreement (the "Hebron, KY Lease") pursuant to which PCR leases certain office space for its corporate headquarters and a distribution center (the "Premises").

  B. PCR, Global and/or PCRSC are parties to leases and/or subleases for other facilities (such facilities, together with the Premises, are collectively referred to herein as the "PCR Facilities") as listed on Exhibit A hereto.

  C. PSIS desires to use a portion of the Premises and portions of the other PCR Facilities and, subject to the terms and provisions herein (PCR, Global and PCRSC are collectively referred to hereinafter as the "PCR Companies"), PCR agrees that PSIS shall be permitted to use a portion of the Premises and portions of the PCR Facilities.

  NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1. PREMISES. PCR agrees that PSIS shall be permitted to use a portion of the Premises for the purposes permitted under the Hebron, KY Lease subject to the terms and conditions set forth in this Agreement. PSIS's right to use a portion of the Premises (and its obligation to pay consideration therefore as required pursuant to Section 3 hereof) shall terminate on the earlier of (i) ninety (90) days after PSIS notifies PCR that PSIS no longer desires to use any portion of the Premises, (ii) ninety (90) days after PCR notifies PSIS that PSIS may no longer use any portion of the Premises, or (iii) upon termination of the lease for the Premises.

  2. PCR FACILITIES. The PCR Companies and PSIS acknowledge that as of the date hereof PSIS is using space at the PCR Facilities. Each of the PCR Companies agrees that PSIS shall be permitted to continue to use the portion of the other PCR Facilities described on Exhibit A for the purposes permitted under the applicable lease and/or sublease agreements (the "PCR Leases"), subject to the terms and conditions of this Agreement. PSIS's right to use any PCR Facilities (and its obligation to pay consideration therefore as required pursuant to Section 3 hereof) shall terminate on the earliest of (i) ninety (90) days after PCR notifies PSIS that PSIS may no longer use such PCR Facility, (ii) ninety (90) days after PSIS notifies PCR that PSIS no longer desires to use such PCR Facility, or (iii) upon termination of the applicable PCR Lease.

     3. CONSIDERATION. So long as PSIS uses any PCR Facility, PSIS shall pay to PCR on the first day of each calendar month the amount shown on Exhibit A with respect to such PCR Facility as the "Monthly Allocable Rent." The Monthly Allocable Rent set forth on Exhibit A is based upon the ratio of PSIS's gross profit contribution to the consolidated gross profit of PCR and its subsidiaries including PSIS. Said gross profit contribution was 35% as of October 5, 1998, which percentage was used to establish PSIS's monthly allocable rent for the year ending January 5, 2000. During the term of this Agreement, the Monthly Allocable Rent will be adjusted annually to reflect the change in the fiscal year-end gross profit contribution, as defined above. Such Monthly Allocable Rent shall also be increased, as to any PCR Facility, by the same percentage as any rent increase (including without limitation, for rent adjustments based on increases in operating expenses, common area maintenance charges and similar items) provided under the terms of the applicable PCR Lease and/or Hebron, KY Lease, such increase to be effective on the date such increase becomes effective under the applicable PCR Lease and/or Hebron, KY Lease. Payments for any partial calendar month shall be prorated on a per diem basis. PCR shall be responsible for determining the allocation of, and making payment to Global or PCRSC of, any portion of the Monthly Allocable Rent which relates to a PCR Facility for which Global or PCRSC is responsible for the rental payment.

     4.   MODIFICATION AND TERMINATION.

          (a) MODIFICATION. If a party desires to increase or decrease the portion of any PCR Facility used pursuant to this Agreement, then PSIS and PCR, Global or PCRSC, as the case may be, will negotiate in good faith with respect to such increase and decrease and the adjustment to the Monthly Allocable Rent resulting therefrom. Each of the PCR Companies covenants and agrees to offer to PSIS the opportunity to use a portion of any new or expanded facilities leased by the PCR Companies.

          (b) TERM; TERMINATION RIGHTS. This Agreement shall become effective on the effective date of that certain Contribution Agreement dated the date hereof, by and among the parties hereto, and shall terminate as to any of the PCR Facilities (including the Premises) on the effective date of the termination contemplated by Section 1 or 2 hereof.

     5. COMPLIANCE WITH LEASES. PCR has provided to PSIS a copy of the Hebron, KY Lease and each other PCR Lease and PSIS acknowledges receipt thereof. Each of the PCR Companies and PSIS hereby agrees not to take any action or fail to take any action in connection with its use of a portion of the Premises and the other PCR Facilities a result of which would be the PCR Companies' violation of any of the terms and conditions of the Hebron, KY Lease or such other PCR Lease, the provisions of which are hereby incorporated by reference. PSIS agrees to comply with the terms and provisions (other than with respect to payment of monies) of the Hebron, KY Lease and any other PCR Lease with respect to its use of a portion of the applicable PCR Facilities or Premises, it being understood, acknowledged and agreed that PSIS's obligations to make payments on account of rent, additional rent, or operating expense or common area maintenance surcharges with respect to any and all PCR Facilities or the Premises shall be governed solely by the terms of this Agreement. Each of the PCR Companies represents and warrants to PSIS that all landlord consents required to be obtained for the PCR Companies to allow PSIS to use portions of the Premises and PCR Facilities, as provided herein, have been obtained except where the failure to obtain such a consent would not be material.

     6. MODIFICATION OF LEASES. PSIS acknowledges and agrees that each of the PCR Companies has the right to modify or otherwise amend the Hebron, KY Lease and each other PCR Lease without the consent of PSIS; provided, however, that in the event such modification results in an increase in the rent or other amounts payable thereunder or a decrease or diminution of the services or space provided therein, PSIS's rights and obligations with respect to such PCR Facility shall nonetheless remain as they were prior to such modification unless PSIS consents, in writing, to any such modifications. The PCR Companies will provide PSIS with prior notice of, and a copy of, any such amendment.

     7.   INDEMNITY.

          (a) BY PSIS. PSIS will indemnify and hold harmless the PCR Companies and their respective directors, officers, employees and agents (collectively, the "PCR Indemnitees") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any one or more of the PCR Indemnitees by reason of (a) any accident, injury to or death of persons, (b) any failure on the part of PSIS to perform or comply with any of the terms of this Agreement, the Hebron, KY Lease or the PCR Leases or (c) the PCR Companies being held in default under the terms and provisions of the Hebron, KY Lease or the PCR Leases, in any such case as a result of any act or omission on the part of PSIS.

          (b) BY PCR. The PCR Companies will indemnify and hold harmless PSIS and PSIS's directors, officers, employees and agents (collectively, the "PSIS Indemnitees") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any one or more of the PSIS Indemnitees by reason of
(a) any accident, injury to or death of persons, (b) any failure on the part of any of the PCR Companies to perform or comply with any of the terms of this Agreement, the Hebron, KY Lease or the PSIS Leases or (c) PSIS being held in default under the terms and provisions of the Hebron, KY Lease or the PSIS Leases, in any such case as a result of any act or omission on the part of the PCR Companies.

     8. INSURANCE. The parties acknowledge that PCR presently maintains and will continue to maintain, pursuant to the terms of that certain Administrative Services and Marketing Agreement, of even date herewith, entered into by and between PCR and PSIS (the "Services Agreement"), insurance coverage with respect to the PCR Companies' respective leasehold interests (and following the effective date of this Agreement, PSIS's interests) in any and all of the PCR Facilities and the contents (whether owned by the PCR Companies or PSIS) of such PCR Facilities until the earlier to occur of (i) the termination of this Agreement; or (ii) notification in writing by PSIS that such coverage is no longer required. The PCR Companies shall continue to maintain in full force and effect (including, without limitation, the timely payment of premiums therefor) such insurance coverage in amounts no less than, and for coverages at least as comprehensive as, those maintained as of the date hereof. Notwithstanding the foregoing, PSIS shall reimburse PCR with respect to PSIS's allocable share of the premiums for such insurance coverage in accordance with the terms of the Services Agreement.

     9. NOTICES. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, (iii) if sent by FedEx or equivalent courier service, on the next business day, or (iv) if by telecopier, upon receipt by the sender of written confirmation of successful transmission. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

          If to the PCR Companies:

          1020 Petersburg Road
          Hebron, Kentucky  41048
          Attention: President
          Telecopy: (606) 334-5399

          If to PSIS:

          1020 Petersburg Road
          Hebron, Kentucky  41048
          Attention: President
          Telecopy: (606) 334-5375

     10. GOVERNING LAW. This Agreement shall be governed by, and be construed in accordance with, the substantive laws of the Commonwealth of Kentucky, without giving effect to the principles of the conflict of laws thereof.

     11. AMENDMENT. This Agreement may be amended or supplemented at any time provided that any such amendment or supplement shall be made in writing and signed by each of the parties hereto.

     12. ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, duties, obligations and privileges hereunder may not be assigned by either party without the prior written consent of the other party.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all which together will constitute but one agreement.

     15. SECTION HEADINGS. The section headings contained herein are for convenience only and shall not affect in any way the interpretation of any of the provisions contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Space Sharing Agreement as of the date first above written.

                                   POMEROY COMPUTER RESOURCES, INC.

                                   By:   /s/ David B. Pomeroy, II
                                        ----------------------------------
                                         Name: David B. Pomeroy, II
                                         Title: President

                                   GLOBAL COMBINED TECHNOLOGIES, INC.

                                   By:   /s/ Stephen E. Pomeroy
                                        ----------------------------------
                                         Name: Stephen E. Pomeroy
                                         Title: President

                                   POMEROY COMPUTER RESOURCES, OF
                                   SOUTH CAROLINA, INC.

                                   By:   /s/ David B. Pomeroy, II
                                        ----------------------------------
                                         Name: David B. Pomeroy, II
                                         Title: President

                                   POMEROY SELECT INTEGRATION
                                   SOLUTIONS, INC.

                                   By:   /s/ Stephen E. Pomeroy
                                        ----------------------------------
                                         Name: Stephen E. Pomeroy
                                         Title: President

 EXHIBIT A
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
                        ANNUAL RENT        ANNUAL RENT          MONTHLY RENT         MONTHLY RENT
  LOCATION/BRANCH       PAID BY PCR     ALLOCATED TO PSIS        PAID BY PCR       ALLOCATED TO PSIS
 -------------------   -------------   -------------------     --------------     ===================
 ATLANTA                  $37,457.04            $13,109.96           $3,121.42             $1,092.50
 BIRMINGHAM               $57,372.00            $20,080.20           $4,781.00             $1,673.35
 CEDAR RAPIDS             $20,532.00             $7,186.20           $1,711.00               $598.85
 CHARLESTON               $31,800.00            $11,130.00           $2,650.00               $927.50
 CHARLOTTE                $82,610.52            $28,913.68           $6,884.21             $2,409.47
 CLEVELAND                $42,288.00            $14,800.80           $3,524.00             $1,233.40
 COLUMBIA                 $74,964.96            $26,237.74           $6,247.08             $2,186.48
 COLUMBUS                 $38,535.96            $13,487.59           $3,211.33             $1,123.97
 DALLAS                   $48,862.32            $17,101.81           $4,071.86             $1,425.15
 DES MOINES              $139,061.88            $48,671.66          $11,588.49             $4,055.97
 EVANSVILLE                $6,000.00             $2,100.00             $500.00               $175.00
 HEADQUARTERS            $618,291.12           $216,401.89          $51,524.26            $18,033.49
 INDIANAPOLIS             $95,040.00            $33,264.00           $7,920.00             $2,772.00
 JACKSONVILLE             $96,205.56            $33,671.95           $8,017.13             $2,806.00
 KNOXVILLE                $73,116.00            $25,590.60           $6,093.00             $2,132.55
 LEXINGTON                $50,661.00            $17,731.35           $4,221.75             $1,477.61
 TALLAHASSEE              $10,914.00             $3,819.90             $909.50               $318.33
 LOUISVILLE              $104,400.00            $36,540.00           $8,700.00             $3,045.00
 MIAMI                    $84,148.92            $29,452.12           $7,012.41             $2,454.34
 MONTGOMERY               $28,050.00             $9,817.50           $2,337.50               $818.13
 MORGANTOWN               $19,045.92             $6,666.07           $1,587.16               $555.51
 NASHVILLE                $59,157.00            $20,704.95           $4,929.75             $1,725.41
 OKLAHOMA CITY            $92,073.72            $32,225.80           $7,672.81             $2,685.48
 ORLANDO                   $5,400.00             $1,890.00             $450.00               $157.50
 RALEIGH                  $43,051.32            $15,067.96           $3,587.61             $1,255.66
 RICHMOND                 $66,000.00            $23,100.00           $5,500.00             $1,925.00
 TAMPA                    $49,691.76            $17,392.12           $4,140.98             $1,449.34
 TULSA                    $79,407.00            $27,792.45           $6,617.25             $2,316.04
 HIGH POINT               $61,677.72            $21,587.20           $5,139.81             $1,798.93
 MEMPHIS                  $98,294.04            $34,402.91           $8,191.17             $2,866.91
                      --------------          ------------        ------------           -----------
 TOTAL                 $2,314,109.76           $809,938.42         $192,842.48            $67,494.87